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                                                                    EXHIBIT 99.1
Monday March 6, 2000 at 11:50 am Eastern Time
SARASOTA, FL
Anyox Announces Acquisition of Stock of Web Partners, Inc. to Focus Its Business on Web-Based Advertising Technologies.- PR Newswire


RENO, Nev., March 6 /PRNewswire/ -- Anyox Resources Inc. (OTC Bulletin Board:
ANYX - news) announces that it has concluded a definitive agreement to enter into a business combination with Web Partners, Inc. and two of its primary shareholders, Wyly Wade and Mark Gray.

About Web Partners, Inc.

WebPartners is a developer and provider of web-based technologies for the advertising industry. The company, with its proprietary set of patent-pending web products is setting the standard in online advertising. Leading internet portals stand to benefit from the potentially huge advertising revenues streams made possible by these technologies.

WebPartners has a family of technologies that allow the rapid deployment of online 30-second commercial spot advertisements - CyberSpot(TM). This new technology allows Instant On User interface(TM), which completely loads dynamic web content, full screen in under 2 seconds, using any popular web browser and requiring no media players or plug-ins.

A third Web Partners product, Delivery Verification Technology (DVT), gives advertising and media managers the first reliable standard for online audience measurement. DVT measures whether Web pages, banner ads and the newest platform, CyberSpot(TM) commercials, have been fully downloaded and displayed on the user's terminal.

Acquisition

Anyox, its President Carsten Mide, Web Partners, its President Wyly Wade and its CEO Mark Gray entered into a Share Exchange Agreement on March 5, 2000 that will allow Anyox to acquire Web Partners. The initial stage of the acquisition is subject to satisfaction of certain conditions, and the second stage will be conducted pursuant to a voluntary share exchange.

As a result of the deal the management of Web Partners will effectively take control of Anyox, and the two Web Partners principals, Wade and Gray, will become major shareholders of Anyox and control the appointment of directors to the Board of Anyox.
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Giving full effect to the deal, Anyox will change its name and trading symbol to reflect the decision to focus its business activities solely on the web-based technologies developed by Web Partners.

The common stock to be offered in the voluntary share exchange will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Anyox will offer to each remaining shareholder of Web Partners two shares of its common stock in exchange for each share of common stock of Web Partners. No shareholder of Web Partners can be compelled to exchange their shares in a voluntary share exchange offering. This announcement is not an offer to sell securities or a solicitation of an offer to buy securities. The common stock of Anyox will be exchanged solely for the common stock of Web Partners held by existing shareholders of Web Partners. No money or other consideration is being solicited or will be accepted by way of this announcement. The common stock of Anyox to be offered will not be registered with or approved by any state securities agency or the U.S. Securities and Exchange Commission and will be offered and sold pursuant to an exemption from registration.

About Anyox Resources Inc.

Anyox is a Nevada corporation that was incorporated on July 13, 1998. The Company is engaged in the exploration stage, without assurance that reserves exist, in its mineral exploration project until further exploration work has been done and economic evaluation based on such work concludes economic feasibility. Mr. Carsten Mide is Anyox's President. The Company has no subsidiaries and no affiliated companies. The Company's executive offices are located at 2453 Philips Place, Burnaby, British Columbia, Canada, V5A 2W1, and its telephone number is 604-420-7474.

Cautionary Warning

You should not place undue reliance on forward-looking statements in this press release. This press release contains forward-looking statements that involve risks and uncertainties. Words such as "will", "anticipates", "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in this press release and in our filings with the SEC, which may be accessed at its website, http://www.sec.gov, in the EDGAR database.